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                                                                     EXHIBIT 2.2

                                    AMENDMENT
                           TO ASSET PURCHASE AGREEMENT


         THIS AMENDMENT (this "Amendment"), dated as of the 25th day of January, 1999 by and among, HEALTHCARE RECOVERIES, INC., a Delaware corporation ("Purchaser"), SUBRO-AUDIT, INC. a Wisconsin corporation ("SAI"), O'DONNELL LEASING CO., LLP, a Wisconsin limited liability partnership ("ODL"), (SAI and ODL shall collectively be referred to as the "Sellers"), KEVIN M. O'DONNELL, a resident of the State of Wisconsin ("Kevin O'Donnell") and LEAH LAMPONE, a resident of the State of Wisconsin ("Leah Lampone" and together with Kevin O'Donnell, hereinafter collectively referred to as the "Shareholders").

                              W I T N E S S E T H;

         WHEREAS, pursuant to the Asset Purchase Agreement, dated as of January 3, 1999 by and among Purchaser, Sellers and Shareholders (the "Asset Purchase Agreement"), Sellers proposed to sell to Purchaser and Purchaser proposed to purchase from Sellers substantially all of the assets and properties of the Business, and Purchaser proposed to assume certain of the liabilities of the Business, and the Shareholders desired to provide certain representations, warranties, covenants and agreements relating thereto;

         WHEREAS, pursuant to Section 1.9 of the Asset Purchase Agreement, Purchaser has agreed to assume certain liabilities and obligations of Sellers;

         WHEREAS, pursuant to the Asset Purchase Agreement, Purchaser in no event assumes or incurs any liability or obligation included as Excluded Liabilities pursuant to Section 1.10 of the Asset Purchase Agreement;

         WHEREAS, SAI entered into retention bonus agreements in the form attached hereto as Exhibit A (the "Bonus Agreements") with certain SAI employees and plans to pay to those employees of SAI listed on Exhibit B attached hereto, the amounts listed on Exhibit B as retention bonuses (the "Retention Bonuses"); and

         WHEREAS, the parties desire to amend the Asset Purchase Agreement to reflect their understanding with respect to the Retention Bonuses.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Capitalized terms used and not otherwise defined herein shall have the same meaning as ascribed to them in the Asset Purchase Agreement.



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                  2.       Any liability or obligation arising under or incurred
         in connection with amounts paid to SAI employees as Retention Bonuses and any oral or written agreement between any of the Sellers or Shareholders, on one hand, and any SAI employee, on the other, which is substantially similar in purpose or effect to that agreement attached as Exhibit A (all such liabilities referred to herein as "Retention Bonus Liabilities"), shall constitute Excluded Liabilities under
         Section 1.10 of the Asset Purchase Agreement.

                  3. Purchaser shall assume no obligation, liability, cost or expense with respect to the Retention Bonus Liabilities.

                  4. Sellers and Shareholders shall not be required to reserve or accrue the amounts paid as Retention Bonus Liabilities on the Closing Date Balance Sheet, whether or not any such accrual would be required by GAAP.

                  5. Sellers and Shareholders hereby agree to pay and discharge in full all Retention Bonus Liabilities.

                  6. Except as expressly set forth herein, all of the provisions of the Asset Purchase Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.




                                                  HEALTHCARE RECOVERIES, INC.

Attest:                                           By:  /s/ Douglas R. Sharps
                                                     --------------------------
                                                  Title: Executive Vice
                                                         President and Chief
                                                         Financial Officer

By:   /s/ Robert G. Bader
   ---------------------------
Title: Senior Vice President-
       Development


                                                  SUBRO-AUDIT, INC.


Attest:                                           By:  /s/  Kevin M. O'Donnell
                                                     --------------------------
                                                  Title:       President
By:   /s/ Leah Lampone
   ---------------------------
Title: Assistant Secretary



                                                  O'DONNELL LEASING CO., LLP


                                                  By:  /s/  Kevin M. O'Donnell
                                                     --------------------------
                                                          General Partner


                                                      /s/ Leah Lampone
                                                     --------------------------
                                                          General Partner



                                                  SHAREHOLDERS

                                                  By:  /s/  Kevin M. O'Donnell
                                                     --------------------------
                                                            Kevin M. O'Donnell


                                                      /s/ Leah Lampone
                                                     --------------------------
                                                          Leah Lampone




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